                                                                     EXHIBIT 5.1
                                                                     -----------

                                 June 19, 1998


Matritech, Inc.
330 Nevada Street
Newton, MA  02416

     Re:  Registration Statement on Form S-8 Relating to the
          1992 Stock Plan of Matritech, Inc. (hereinafter the "Plan")
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Ladies and Gentlemen:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Matritech, Inc. (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 500,000 shares of Common Stock, $.01 par value, of the Company issuable pursuant to the Plan (the "Shares").

     We have examined, and are familiar with, and have relied as to factual matters solely upon, copies of the Plan, the Certificate of Incorporation and By-laws of the Company, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan will be validly issued, fully paid and nonassessable.

     We hereby consent to filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/ TESTA, HURWITZ & THIBEAULT, LLP

                                    TESTA, HURWITZ & THIBEAULT, LLP